UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MERCURY INTERACTIVE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCURY INTERACTIVE CORPORATION

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Mercury Interactive Corporation to be held on Wednesday, May 15, 2002, at 10:00 a.m. at our offices located at 1325 Borregas Avenue, Sunnyvale, California 94089. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed in this mailing are three other documents: our 2001 Annual Report, which contains information about our business and our 2001 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding voting by written proxy. Any stockholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

We look forward to seeing you at the meeting.

Sin	cerely,

Su	san J. Skaer
Vice President, General Counsel and Secretary

Sunnyvale, California
April 12, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

MERCURY INTERACTIVE CORPORATION
1325 Borregas Avenue
Sunnyvale, California 94089
(408) 822-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. on Wednesday, May 15, 2002

PLACE	Mercury Interactive Corporation 1325 Borregas Avenue Sunnyvale, California 94089

ITEMS OF BUSINESS	(1) Elect the Board of Directors;

(2)  Ratify and approve the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan; and

(3) Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

To consider such other business as may properly come before the annual meeting.

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Friday, March 22, 2002.

VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

By Order of the Board of Directors

Susan J. Skaer
Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 12, 2002.

MERCURY INTERACTIVE CORPORATION

2002 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING?	1
WHY AM I RECEIVING THESE MATERIALS?	1
WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?	1
WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?	1
WHAT IS MERCURY INTERACTIVE’S VOTING RECOMMENDATION?	1
WHO CAN VOTE AT THE MEETING?	2
HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?	2
WHAT SHARES OWNED BY ME CAN BE VOTED?	2
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?	2
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?	3
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?	3
HOW ARE VOTES COUNTED?	3
WHO WILL COUNT THE VOTE?	3
HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?	3
HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?	3
HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?	4
WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?	4
WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?	4
IS MY VOTE CONFIDENTIAL?	4
WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?	4
MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?	4

PROPOSAL ONE—ELECTION OF THE BOARD OF DIRECTORS	5

PROPOSAL TWO—RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED BY AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE 1998 EMPLOYEE STOCK PURCHASE PLAN	7

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	10

NEW PLAN BENEFITS	11

EXECUTIVE COMPENSATION	12
SUMMARY COMPENSATION TABLE	12
STOCK SPLITS	12
OPTION GRANTS IN LAST FISCAL YEAR	13
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES	13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	14

REPORT OF THE COMPENSATION COMMITTEE	14

STOCK PRICE PERFORMANCE GRAPH	16

REPORT OF THE AUDIT COMMITTEE	17

CERTAIN TRANSACTIONS	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

OTHER MATTERS	20

MERCURY INTERACTIVE CORPORATION

PROXY STATEMENT  FOR
2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Our board of directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and 2001 Annual Report to Stockholders, were mailed to stockholders on or about April 12, 2002. Our principal executive offices are located at 1325 Borregas Avenue, Sunnyvale, California 94089. Our telephone number is 408-822-5200.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:
Mercury Interactive’s board of directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 15, 2002. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Mercury Interactive’s 2001 Annual Report, proxy card and return envelope are also enclosed.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:	There are three proposals scheduled to be voted on at the meeting. They are:

•	Election of the Board of Directors;

•
Ratification and approval of the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Mercury Interactive’s independent accountants for the year ending December 31, 2002.

Q:	WHAT IS MERCURY INTERACTIVE’S VOTING RECOMMENDATION?

A:
Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board, “FOR” ratification and approval of the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan, and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Mercury Interactive’s independent accountants.

Q:	WHO CAN VOTE AT THE MEETING?

A:
The board of directors set March 22, 2002 as the record date for the meeting. All stockholders who owned Mercury Interactive common stock on March 22, 2002 may attend and vote at the meeting. Each of these stockholders is entitled to one vote for each share of common stock held on all matters to be voted on. On March 22, 2002, 83,555,163 shares of Mercury Interactive common stock were outstanding.

Q:	HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A:
A majority of Mercury Interactive’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT SHARES OWNED BY ME CAN BE VOTED?

A:
All shares owned by you as of the close of business on March 22, 2002, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:
Most stockholders of Mercury Interactive hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

STOCKHOLDER OF RECORD

If your shares are registered directly in your name with Mercury Interactive’s transfer agent, ChaseMellon Shareholder Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Mercury Interactive. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your stockbroker. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:
For the election of directors, the five individuals receiving the highest number of “FOR” votes will be elected. The other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “How are votes counted?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	HOW ARE VOTES COUNTED?

A:
You may vote either “FOR” each nominee for the board of directors or to “ WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you abstain from voting on the other proposals, it has the same effect as a vote “AGAINST”. If you just sign your proxy card with no further instructions, your shares will be counted as a yes vote “FOR” each director, “FOR” ratification and approval of the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as Mercury Interactive’s independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote (these are called “broker non-votes”). This will have the effect of reducing the number of shares needed to approve any of those items. However, these shares will be counted for the purpose of establishing a quorum for the meeting.

Q:	WHO WILL COUNT THE VOTE?

A:	A representative of ChaseMellon Shareholder Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:
If you hold shares directly as a stockholder of record, you may vote your shares without attending the meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker or nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker or nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker or nominee may also provide for voting using the telephone or over the Internet. If your broker or nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the meeting.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:
Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Amnon Landan, Mercury Interactive’s President, Chief Executive Officer and Chairman of the Board, Douglas Smith, Mercury Interactive’s Executive Vice President and Chief Financial Officer, and Susan J. Skaer, Mercury Interactive’s Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Mercury Interactive’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	IS MY VOTE CONFIDENTIAL?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Mercury Interactive or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board of directors.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A:
Mercury Interactive will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Mercury Interactive has retained the services of Innisfree M&A, Incorporated to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Mercury Interactive estimates that it will pay Innisfree a fee of $12,000 for its services. In addition, Mercury Interactive may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

STOCKHOLDER PROPOSALS:    In order for a stockholder proposal to be considered for inclusion in Mercury Interactive’s proxy statement for next year’s annual meeting, the written proposal must be received by Mercury Interactive no later than December 13, 2002. Such proposals will need to comply with the U.S. Securities and Exchange Commission’s regulations regarding the inclusion of stockholder proposals in Mercury Interactive- sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Mercury Interactive no later than twenty days prior to the meeting and should contain such information as required under Mercury Interactive’s Bylaws. If the stockholder proposal is received after February 26, 2003, then management proxies may use their discretionary voting authority with respect to the proposal.

NOMINATION OF DIRECTOR CANDIDATES:    Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Mercury Interactive not fewer than 120 days in advance of the date of the prior year’s annual meeting of stockholders. Thus, since this year’s annual meeting is being held on May 15, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by Mercury Interactive not later than January 15, 2003 (i.e., 120 days prior to May 15). In addition, the notice must meet all other requirements contained in Mercury Interactive’s Bylaws and include any other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

COPY OF BYLAW PROVISIONS:    You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have five members on our board of directors. All of the nominees are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this proxy statement will vote the proxies received by them for the five nominees. Each nominee has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next meeting or until his successor has been elected and qualified.

Nominees

The names of the nominees and certain information about them as of March 1, 2002, are set forth below.

Name of Nominee	Age	Position(s) with Mercury Interactive	Director Since
Amnon Landan	43	Chairman of the Board, President and Chief Executive Officer	1996

Kenneth Klein	42	Director and Chief Operating Officer	2000

Igal Kohavi(1)(2)	62	Director	1994

Yair Shamir(1)(2)	56	Director	1994

Giora Yaron(1)(2)	53	Director	1996

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

Mr. Amnon Landan has served as our President and Chief Executive Officer since February 1997, has served as Chairman of the Board of Directors since July 1999, and has been a director since February 1996. From October 1995 to January 1997, he served as President, and from March 1995 to September 1995, he served as President of North American Operations. He served as Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as Vice President of Operations and from June 1991 to December 1992, he served as Vice President of Research and Development. From November 1989 to June 1991, he served with us in various technical positions.

Mr. Kenneth Klein has been one of our directors since July 2000. Mr. Klein has served as our Chief Operating Officer since January 2000. He served as President of North American Operations from July 1998 until December 1999. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as our Western Area Sales Manager. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Mr. Klein serves on the board of directors of Tumbleweed Communications Corp., a provider of messaging solutions.

Dr. Igal Kohavi has been one of our directors since January 1994. Dr. Kohavi is currently retired. Dr. Kohavi served as Chairman of the Board of Neat Group, Inc., an Internet travel services company from March 2000 to December 2000 and as Chairman of the Board of Directors of DSP Group, Inc., a developer of digital signal processing technology from September 1995 to January 2000. From 1996 to December 1997 he served as Chairman of Polaris, an Israeli-based venture capital fund. From October 1994 to March 1996, Dr. Kohavi served as the President and Chief Executive Officer of Dovrat-Schrem & Co., Ltd., an Israeli investment bank. Prior to that, Dr. Kohavi served as President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Dr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company and a subsidiary of Clal. Dr. Kohavi serves on the Board of Directors of Card Guard AG and VCON Telecommunications, Ltd.

Mr. Yair Shamir has been one of our directors since August 1994. Mr. Shamir is currently the Chairman and Chief Executive Officer of VCON Telecommunications, Ltd., a developer of videoconferencing hardware and software, and has served in that capacity since March 1997. Mr. Shamir served as Executive Vice President of the venture capital firm The Challenge Fund—Etgar L.P. from August 1995 to March 1997. From January 1994 until July 1995, he was Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1987 through January 1994. Mr. Shamir is currently the Chairman of Catalyst Investment, L.P., an Israeli European venture capital fund investing in late-stage companies. Mr. Shamir serves on the Board of Directors of DSP Group, Inc., Orckit Communications Ltd., VCON Telecommunications, Ltd. and Poalim Capital Markets.

Dr. Giora Yaron has been one of our directors since February 1996. Dr. Yaron is currently the Chairman and Chief Executive Officer of ExaNet Inc., a provider of storage networks and has served in these capacities since January 2001. From January 1997 until November 2000, Dr. Yaron served as Chief Executive Officer and Chairman of Itamar Medical (CM). Dr. Yaron currently continues to serve as the Co-Chairman of Itamar Medical (CM). In addition, Dr. Yaron is the Chairman of Comsys Communications and Signal Processing Ltd. and has served in that capacity since January 1996. Prior to that, Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products. Dr. Yaron also currently serves as Chairman of the Board of P-cube Inc. and of Packet 7 Inc. Dr. Yaron also serves as a director of Yissum Research & Development Company of the Hebrew University and a member of the Board of Governors and the Executive Committee of the Hebrew University.

There are no family relationships between directors and executive officers of Mercury Interactive.

Board Meetings and Committees

During the fiscal year ended December 31, 2001, there were ten meetings of the board of directors. Each incumbent director attended at least 75% of the meetings of the board and committees, if any, upon which such director served. The board or a committee of the board approved certain matters by unanimous written consent. The board has a compensation committee and an audit committee. The board has no nominating committee or committee performing similar functions. Each committee is described as follows:

Name of Committees and Members	Functions of the Committees	Number of Meetings in Fiscal 2001
Audit Igal Kohavi Yair Shamir Giora Yaron	• Recommends to the board the selection of independent accountants • Monitors corporate financial reporting and internal and external audits • Reviews internal accounting controls and improvements to be made	6

Compensation Igal Kohavi Yair Shamir Giora Yaron	• Reviews and approves the executive compensation policies and plans	2

Board Compensation

Directors who are not compensated as our employees receive a retainer of $25,000 per year for serving on the board of directors, paid $6,250 per quarter. In addition, they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the board of directors.

Currently, outside non-employee directors are automatically granted an initial option to purchase 50,000 shares of our common stock when they first join the board, and thereafter receive annual grants to purchase 10,000 shares of Mercury Interactive’s common stock on their date of re-election to the board, under our 1994 Directors’ Stock Option Plan. Under this plan, Messrs. Kohavi, Shamir and Yaron were each granted an option to purchase 10,000 shares on the date of the 2001 Annual Meeting of Stockholders at an exercise price of $59.25. These annual options vest in whole on the fifth anniversary of the date of grant, provided that the director has continually served as a director until that time. In August 1998, the outside non-employee directors also received a one-time grant of 100,000 shares which vests as to  1/5th of the shares per year. Each option granted to our directors under the 1994 Directors’ Stock Option Plan has a ten-year term and terminates 30 days after the director ceases to be one of our directors, or six months after such time, if the termination is due to death or disability.

The Board recommends a vote for the election of each of the nominated directors.

PROPOSAL TWO

RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE
1998 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED BY AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR
ISSUANCE UNDER THE 1998 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the stockholders are being asked to approve an increase in the aggregate number of shares reserved for issuance under the 1998 Employee Stock Purchase Plan. In February 2002, the board of directors approved an amendment to the Purchase Plan to reserve an additional 500,000 shares under the Purchase Plan. If this Proposal Two is approved by the stockholders at the Annual Meeting there will be a total of 2,300,000 shares of common stock reserved for issuance under the Purchase Plan.

As of March 1, 2002, 982,577 shares of common stock had been issued under the Purchase Plan and, assuming stockholder approval of this Proposal Two 1,317,423 shares remain available for future issuance. See “New Plan Benefits” below for certain information with respect to shares issued under the Purchase Plan in 2001.

Due to restrictions imposed by the Internal Revenue Code of 1986, as amended, the number of shares reserved and available for issuance upon exercise of options issued under the Purchase Plan cannot, without further stockholder approval, exceed 2,300,000 shares of common stock if this Proposal Two is approved by the stockholders at the Annual Meeting or 1,800,000 shares of common stock if this Proposal Two is not approved by the stockholders.

The board of directors believes the reservation of an additional 500,000 shares for issuance under the Purchase Plan is in the best interests of Mercury Interactive. The board believes that it needs to have the Purchase Plan in place with an adequate reserve of shares available for issuance thereunder, to enable Mercury Interactive to compete successfully with other companies in attracting and retaining valuable employees. The competition for employees continues to be significant and Mercury Interactive needs the additional shares to be able to allow participation in the Purchase Plan by our increasing number of employees.

Description of the 1998 Employee Stock Purchase Plan

Generally:    On June 19, 1998 the board of directors of Mercury Interactive adopted, and the stockholders subsequently approved, the 1998 Employee Stock Purchase Plan. Originally, a total of 325,000 shares were reserved for issuance under the Purchase Plan. In February 2000 and May 2000, the board and the stockholders of Mercury Interactive approved an increase of 500,000 additional shares reserved for issuance under the Purchase Plan. After taking into account the adjustments which occur automatically under the Purchase Plan upon our previous stock splits, as of March 1, 2002 a total of 1,800,000 shares were reserved for issuance under the Purchase Plan.

The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the Employee Retirement Income Security Act of 1974.

Purpose:    The purpose of the Purchase Plan is to provide employees of Mercury Interactive’s majority-owned subsidiaries with an opportunity to purchase common stock of Mercury Interactive through payroll deductions. At this time, all of Mercury Interactive’s subsidiaries, except for our subsidiary in Brazil, are designated for participation in the Purchase Plan.

Administration: The Purchase Plan is administered by the board or a committee of the board. The interpretation of any provision of the Purchase Plan by the administrator shall be final and conclusive. Members of the board receive no compensation for their services in administering the Purchase Plan.

Eligibility:    Employees who are employed by Mercury Interactive or a designated subsidiary of Mercury Interactive for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by Mercury Interactive on the date that their participation in the Purchase Plan is effective. The laws of certain countries do not allow us to offer our employees residing in such countries the right to participate in the Purchase Plan. Eligibility is subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership as defined in the Purchase Plan.

Offering Dates:    The Purchase Plan generally will be implemented by overlapping 24-month offering periods consisting of four 6-month segments with a new 6-month segment commencing on February 16 and August 16 of each year. The board has the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the first offering period to be affected.

Participation in the Plan:    Eligible employees become participants in the Purchase Plan by filing with the employer’s payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering period must file a subscription agreement with the payroll office prior to the commencement of such offering period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may participate in the first offering period that starts after the filing by such employee of a subscription agreement.

Purchase Price:    Subject to certain amendments in response to accounting changes as described below, the purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the common stock at the participant’s entry date into the offering period or (ii) 85% of the fair market value per share of the common stock on the date one day prior to the end of each six-month segment within such offering period. The fair market value of the common stock shall be the closing price as of such date as reported by the Nasdaq National Market or other stock exchange.

Payment of Purchase Price; Payroll Deductions:    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month segment. The deductions may not exceed 15% of a participant’s compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the six-month segment. Payroll deductions for a participant shall commence on the first pay day of each offering period and shall continue at the same rate until the end of each six-month offering period unless sooner terminated as provided in the Purchase Plan. All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited in a segregated account. No charges for administrative or other costs may be made by Mercury Interactive against the payroll deductions of a participant in the Purchase Plan.

Purchase of Stock; Exercise of Option:    By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an offering period is the number determined by dividing the total amount of his compensation which is to be withheld for the offering period by 85% of the fair market value of the Common Stock on the first day of the offering period. Unless the employee’s participation is discontinued, his option for the purchase of shares will be exercised automatically on the exercise date at the applicable price.

Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of Mercury Interactive or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of Mercury Interactive in any calendar year.

Withdrawal from the Purchase Plan:    A participant’s interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to Mercury Interactive a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an exercise date. A participant’s withdrawal from an offering period does not have any effect upon his eligibility to participate in subsequent offering periods under the Purchase Plan.

Termination of Employment:    Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant’s account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

Adjustments for Stock Dividends, Mergers etc.:    The board is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the board in its discretion may provide for substitution or adjustments of the options, or may shorten the current offering period(s) to provide for an earlier exercise date.

Amendment and Termination of the Plan:    Unless terminated sooner, the Purchase Plan will terminated in 2008. The board may at any time amend or terminate the Purchase Plan, except that (subject to special amendments in response to accounting changes) such termination cannot adversely affect the rights of any participant.

Special Amendments in Response to Accounting Changes:    In the event that during any offering period the accounting rules relating to noncompensatory treatment of employee stock purchase plans under section 423 of the Internal Revenue Code change so as to require, in the written opinion of our independent public accountants, that we recognize a compensatory charge to earnings with respect to options granted during such offering period, the board of directors may, in its discretion, take any steps necessary to reduce or eliminate such charge to earnings. Such steps may include (without limitation) (i) amending the Purchase Plan to provide that the exercise price for any offering period (including the current offering period) shall be equal to 85% of the fair market value of a share of our common stock on the exercise date only or (ii) immediately terminating the offering period and returning all payroll deductions withheld to participants prior to the exercise date.

The Board recommends a vote for the amendment of
the 1998 Employee Stock Purchase Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and the stockholders are being asked to ratify such selection. Although Mercury Interactive is not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our Audit Committee will investigate the reasons for stockholder rejection and the board will reconsider the appointment. PricewaterhouseCoopers LLP has been our independent accountants since our inception and, upon recommendation of the audit committee, their reappointment as independent accountants for the fiscal year ending December 31, 2002 has been approved by the board of directors, subject to ratification by the stockholders.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The fees billed to us by PricewaterhouseCoopers LLP for year ended December 31, 2001 were as follows:

Audit Fees:    Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Mercury Interactive’s consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of Mercury Interactive’s unaudited condensed consolidated interim financial statements were $434,000;

Financial Information Systems Design and Implementation Fees:    During the year ended December 31, 2001, PricewaterhouseCoopers LLP rendered no professional services to Mercury Interactive in connection with the design and implementation of financial information systems; and

All Other Fees:    In addition to the fees described above, aggregate fees of $968,000 were billed by PricewaterhouseCoopers LLP during the year ended December 31, 2001, primarily for the following professional services:

Audit-related services (a)	$381,000
Income tax compliance and related tax services	$587,000

(a)
Audit related services include fees for issuance of consents, foreign statutory audits, due diligence reviews for the acquisition of Freshwater Software, Inc. or potential acquisitions contemplated during the year and complex accounting analysis.

The Audit Committee has determined that the provision of the services by PricewaterhouseCoopers LLP included in the categories “Financial Information Systems Design and Implementation Fees” and “All Other Fees” were compatible with maintaining their independence.

The Board recommends a vote for the ratification
of the selection of PricewaterhouseCoopers LLP.

NEW PLAN BENEFITS

The following table sets forth, as to the executive officers named under “Executive Compensation—Summary Compensation Table”, all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year with respect to the 1998 Employee Stock Purchase Plan: (i) the market value of the shares of common stock issued based on a closing price of $35.20 on the Nasdaq National Market on March 1, 2002, minus the purchase price of such shares; and (ii) the number of shares of Mercury Interactive’s common stock issued under the 1998 Employee Stock Purchase Plan during the fiscal year ended December 31, 2001.
	1998 Employee Stock Purchase Plan
Name of Individual or Identity of Group or Position	Dollar Values($)	Number of Shares Issued(#)
Amnon Landan	$—	252
Chairman of the Board, Chief Executive Officer and President
Kenneth Klein	—	268
Chief Operating Officer
Douglas Smith	—	505
Executive Vice President and Chief Financial Officer
Sharlene Abrams	—	252
Former Vice President of Finance and Administration, Chief Financial Officer and Assistant Secretary
Moshe Egert	—	—
President of European Operations
Igal Kohavi	—	—
Director
Yair Shamir	—	—
Director
Giora Yaron	—	—
Director
Executive Group	—	1,025
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	198,685

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned in each of the past three years by our chief executive officer and each of our other most highly compensated executive officers, including one former officer (the “Named Executive Officers”):

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Other Annual Compensation ($)		Securities Underlying Options(#)	All Other Compensation ($)
Amnon Landan	2001	$466,667		$500,000	(2)	—		700,000	—
Chairman of the Board,	2000	480,800		600,000	(3)	—		700,000	—
Chief Executive Officer and President	1999	375,000		350,000	(4)	—		720,000	—

Kenneth Klein	2001	$332,500		$250,000	(2)	—		350,000	—
Chief Operating Officer	2000	320,040		75,000	(3)	$68,637	(5)	300,000	—
	1999	192,900		—		228,307	(5)	342,000	—

Sharlene Abrams (7)	2001	$220,861		$100,000	(2)	—		125,000	$74,109	(8)
Former Vice President of	2000	222,000		100,000	(3)	—		100,000	—
Finance and Administration,	1999	172,900		75,000	(4)	—		101,000	—
Chief Financial Officer and Assistant Secretary

Moshe Egert	2001	$148,000		—		$174,169	(5)	125,000	—
President of European	2000	136,000		$50,000	(3)	133,674	(5)	100,000	—
Operations	1999	138,000		—		108,000	(5)	95,000	—

Douglas Smith	2001	$332,500		$1,300,000	(9)	—		500,000	—
Executive Vice President	2000	165,019	(6)	—		—		450,000	—
and Chief Financial Officer	1999	—		—		—		—	—

(1)	For 2001, does not represent bonuses for 2001 that were paid in 2002 in the following amounts: Mr. Landan, $425,000, Mr. Klein $212,500 and Mr. Smith $212,500.
(2)	For 2001, represents a bonus for 2000 that was paid in 2001.
(3)	For 2000, represents a bonus for 1999 that was paid in 2000.
(4)	For 1999, represents a bonus for 1998 that was paid in 1999.
(5)	Reflects the amounts paid as sales commission and/or a car allowance.
(6)	Mr. Smith joined us as a part-time employee in May 2000 and as an executive officer in August 2000 and therefore compensation paid from May 23, 2000 until December 31, 2000 is reflected.
(7)	Ms. Abrams served as the Vice President of Finance and Administration, Chief Financial Officer and Assistant Secretary until November 30, 2001.
(8)	Represents the accrued but unused paid time-off (PTO) paid to Ms. Abrams in 2001.
(9)	Represents a special one-time bonus of which $1,150,000 was paid in 2001 pursuant to Mr. Smith’s Employment Agreement and $150,000 which represents a bonus for 2000 that was paid in 2001.

Stock Splits

All share and option numbers in this proxy statement have been adjusted to reflect the 2-for-1 stock splits paid to our stockholders in the form of stock dividends on February 26, 1999 and February 11, 2000.

Option Grants In Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers:

	Individual Grants			Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/SH)(3)
Name					5%($)	10%($)
Amnon Landan(5)	700,000	12.64%	$60.8750	01/08/11	$26,798,772	$67,913,351
Kenneth Klein(5)	350,000	6.32%	60.8750	01/08/11	13,399,386	33,956,675
Sharlene Abrams(5)	125,000	2.26%	60.8750	01/08/11	4,785,495	12,127,384
Moshe Egert(5)	125,000	2.26%	60.8750	01/08/11	4,785,495	12,127,384
Douglas Smith(5)	100,000	1.81%	60.8750	01/08/11	3,828,396	9,701,907
	400,000	7.22%	24.2900	11/02/11	6,110,340	15,484,802

(1)
Under the terms of Mercury Interactive’s 1999 Stock Option Plan, the compensation committee of the board of directors retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2)
An aggregate of 5,538,735 options to purchase shares of common stock of Mercury Interactive were granted to employees during 2001 under the 2000 Supplemental Stock Option Plan and the 1999 Stock Option Plan.

(3)	The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.
(4)
This column shows the hypothetical gains or “option spreads” of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent any estimate or projection of future common stock prices.

(5)
Messrs. Landan, Klein, Egert and Ms. Abrams were granted options on January 8, 2001 and Mr. Smith was granted options on January 8, 2001 and November 2, 2001. Each option vests at the rate of  1/4th of the shares subject to the option at the end of twelve months and  1/36th of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee’s employment with Mercury Interactive has not terminated. Under Mercury Interactive’s 1999 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury Interactive, at its option, upon the optionee’s termination of employment.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 2001, including the aggregate value of gains on the date of exercise:

	Number of Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Amnon Landan	284,000	$8,146,540	2,640,000	—	$30,207,235	—
Kenneth Klein	454,586	17,372,505	1,021,831	—	8,070,545	—
Sharlene Abrams	70,751	1,748,452	264,187	—	823,626	—
Moshe Egert	—	—	506,000	—	7,532,915	—
Douglas Smith	—	—	950,000	—	3,876,000	—

(1)
Calculated by determining the difference between the closing price of Mercury Interactive’s common stock on the Nasdaq National Market on the date of exercise, or year-end ($33.98), as the case may be, and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

(2)
Under Mercury Interactive’s 1999 Stock Option Plan and Amended and Restated 1989 Stock Option Plan, all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by Mercury Interactive, at its option, upon the optionee’s termination of employment.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

The following pages contain a report issued by our Compensation Committee relating to executive compensation for the fiscal year ended December 31, 2001, a chart titled “Stock Performance Graph” and a report issued by our Audit Committee relating to its review of our financial statements, procedures and practices. Stockholders should be aware that under SEC rules, the Report of the Compensation Committee, the Stock Performance Graph and the Audit Committee Report are not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE

To: Board of Directors

The compensation committee of the board of directors of Mercury Interactive is charged with the responsibility of administering all aspects of Mercury Interactive’s executive compensation programs. The members of the committee for the year ended December 31, 2001 were Messrs. Kohavi, Shamir and Yaron, who were all outside non-employee directors of Mercury Interactive.

Compensation Objectives

The objectives of the compensation program are: (1) to provide a means for Mercury Interactive to attract and retain high-quality executives; (2) to tie executive compensation directly to Mercury Interactive’s business and performance objectives; and (3) to reward outstanding individual performance that contributes to the long-term success of Mercury Interactive.

Compensation Vehicles

We use a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows Mercury Interactive to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster company values and adequately reward employees. The vehicles are:

Cash Compensation

Salary

The Committee considers specifically the following factors in determining base compensation: (1) a comparison of Mercury Interactive’s growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and (3) each executive’s responsibility level and financial and strategic objectives for the subsequent year. Due to economic factors, the committee determined that it would not increase salaries for 2001 from their 2000 levels for executives.

Bonus

Annual and other bonuses for officers are based on Mercury Interactive’s financial performance, as well as individual executive officer performance compared to goals. Other qualitative and subjective factors are also included in determining the bonuses, including achievements within the organization for which an executive is responsible and bonuses given by other similarly situated companies. Due to economic factors, the committee determined that it would not change target bonuses from their 2000 levels for executives.

In July 2001, the senior officers of Mercury Interactive, including Mr. Landan, each took a 15% reduction in compensation (including salary, bonuses and commissions, if applicable).

Equity Participation

We have adopted stock option plans to provide employees with additional incentives to work to maximize stockholder value. The stock option plans utilize vesting periods to encourage key employees to continue in the employ of Mercury Interactive. Stock options have been awarded to the majority of Mercury Interactive’s employees. We believe that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

Chief Executive Officer’s Compensation

Compensation for the chief executive officer is determined by a process similar to that discussed above for executive officers. Mr. Landan’s base compensation for January 2001 to January 2002 was established by the compensation committee in February 2001 to remain the same as for 2000 and was later reduced by 15% in July 2001.

The committee also established Mr. Landan’s individual bonus plan for the above period according to the bonus structure described above and based on 2001 company performance objectives for Mr. Landan established in February 2001 to remain the same as for 2000 and was later reduced by 15% in July 2001. Mr. Landan received a bonus of $500,000 for his performance in 2000, which was paid in February 2001. For his performance in 2001, Mr. Landan received a bonus of $425,000, which was paid in February 2002.

Compliance with Section 162(m) of the Internal Revenue Code

Mercury Interactive intends to comply with the requirements of Section 162(m) of the Code for 2002. The stock option plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Mercury Interactive does not expect cash compensation for 2002 to any of its executive officers to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

The foregoing report has been furnished by the compensation committee of the board of directors of Mercury Interactive Corporation.

Co	mpensation Committee

Iga	l Kohavi
Ya	ir Shamir
Gio	ra Yaron

STOCK PRICE PERFORMANCE GRAPH

The following line graph compares the cumulative total return to stockholders on Mercury Interactive’s common stock since December 31, 1996. The graph compares stockholder return on Mercury Interactive’s common stock with the same cumulative total return on the S&P 500 Index and the JP Morgan H&Q Computer Software Index. The graph assumes that $100 was invested on December 31, 1996 in Mercury Interactive’s common stock, the S&P 500 Index, and the JP Morgan H&Q Computer Software Index and that all dividends were reinvested. No dividends have been declared or paid on Mercury Interactive’s common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the audit committee members satisfies the definition of independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The board adopted a written charter for the audit committee on May 16, 2000. A copy of the audit committee’s charter is available upon written request from Mercury Interactive or by referring to our definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2001, which is available at the SEC’s website at www.sec.gov. The audit committee met six times during the fiscal year ended December 31, 2001.

The audit committee has reviewed Mercury Interactive’s audited consolidated financial statements and discussed such statements with management and the independent accountants. The audit committee has also discussed with PricewaterhouseCoopers LLP, Mercury Interactive’s independent accountants during the fiscal year ended December 31, 2001, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The audit committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. The committee also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants’ independence and has discussed the accountants’ independence. Based on the review and discussions noted above, the audit committee recommended to the board that Mercury Interactive’s audited consolidated financial statements be included in Mercury Interactive’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and be filed with the U.S. Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the board of directors of Mercury Interactive Corporation.

Au	dit Committee

Iga	l Kohavi
Ya	ir Shamir
Gio	ra Yaron

CERTAIN TRANSACTIONS

In October 1998 and September 1999, Mercury Interactive made loans to Amnon Landan in the amounts of $2,500,000 and $1,000,000, respectively, in connection with Mr. Landan’s exercise of stock options. The loans are secured by shares of common stock of Mercury Interactive and are evidenced by Promissory Notes that bear interest at the rate of 5.0% per annum and are due in full on March 31, 2006. As of March 1, 2002, the aggregate principal amount plus accrued interest owed by Mr. Landan was $1,858,731, which was also the highest amount owed during the fiscal year ended December 31, 2001.

During 2001, Mercury Interactive made loans to the following executive officers in connection with their exercise of stock options as set forth below:

Executive Officer	Loan Date	Principal Amounts	Highest Outstanding Balance in FY 2001	Outstanding Balance as of March 15, 2002	Interest Rate	Due in Full
Amnon Landan	April 4, 2001	$905,960	$946,921	$946,921	6.0%	March 31, 2006
	September 28, 2001	805,087	858,298	858,298	3.75%	August 30, 2006

Sharlene Abrams(1)	April 4, 2001	139,975	146,303	0	6.0%	March 31, 2006
	July 18, 2001	323,486	331,256	0	5.25%	June 30, 2006
	July 24, 2001	20,610	21,087	0	5.25%	June 30, 2006
	September 26, 2001	265,929	268,553	0	3.75%	August 30, 2006

Kenneth Klein	April 4, 2001	1,197,249	1,251,379	1,251,379	6.0%	March 31, 2006

(1)	Ms. Abrams repaid the loans in full in March 2002.

We entered into letter agreements dated February 26, 1998 with Mr. Landan, July 22, 1998 with Mr. Klein, August 12, 1999 with Mr. Egert and August 28, 2000 with Mr. Smith which provide that in the event that their employment is terminated for any reason other than cause within eighteen months of a change of control of Mercury Interactive, each shall be entitled to severance benefits of one year’s base salary and all of their stock options shall immediately vest in full upon such termination.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify the directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 1, 2001 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner(2)	Number	Percentage Ownership
T. Rowe Price Associates, Inc.(3)(4)	6,638,114	7.95%
100 East Pratt Street Baltimore, MD 21202
FMR Corp.(4)	4,036,485	4.84%
82 Devonshire Street Boston, MA 02109
Amnon Landan(5)(6)	3,773,222	4.35%
Kenneth Klein(5)(7)	1,586,963	1.87%
Douglas Smith(5)(8)	950,505	1.13%
Moshe Egert(5)(9)	632,864	*
Sharlene Abrams(5)(10)	336,562	*
Igal Kohavi(11)	20,000	*
Yair Shamir(12)	20,000	*
Giora Yaron	—	*
All directors and officers as a group (8 persons)(5)(6)(7)(8)(9)(10)(11)(12)	7,320,116	8.14%

*	Less than 1%.
(1)	Percentage ownership is based on 83,463,503 shares of common stock outstanding as of March 1, 2002.
(2)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)	Number of shares beneficially owned or of record is determined solely from information reported on a Schedule 13G on or before March 1, 2002.
(4)
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of March 1, 2002. Because all options granted by Mercury Interactive pursuant to our 1999 Stock Option Plan and our Amended and Restated 1989 Stock Option Plan are immediately exercisable whether or not vested, all options granted pursuant to the 1999 Stock Option Plan and the 1989 Stock Option Plan, held by parties named in the table have been treated as currently exercisable. However, Mercury Interactive has a right to repurchase, upon the optionee’s termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.

(6)	Includes 3,340,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of March 1, 2002.
(7)	Includes 1,221,831 shares subject to stock options held by Mr. Klein that are exercisable within 60 days of March 1, 2002.
(8)	Includes 950,000 shares subject to stock options held by Mr. Smith that are exercisable within 60 days of March 1, 2002.
(9)	Includes 631,000 shares subject to stock options held by Mr. Egert that are exercisable within 60 days of March 1, 2002.
(10)	Includes 264,187 shares subject to stock options held by Ms. Abrams that are exercisable within 60 days of March 1, 2002.
(11)	Includes options held by Dr. Kohavi exercisable within 60 days of March 1, 2002 for 20,000 shares of common stock pursuant to Mercury Interactive’s 1994 Directors’ Stock Option Plan.
(12)	Includes 20,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of the our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2001.

OTHER MATTERS

We know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the board of directors may recommend.

MERCURY INTERACTIVE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, IS AVAILABLE WITHOUT CHARGE TO EACH STOCKHOLDER BY SENDING A WRITTEN REQUEST TO THE UNDERSIGNED AT MERCURY INTERACTIVE’S ADDRESS INDICATED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

TH	E BOARD OF DIRECTORS

Su	san J. Skaer
Secretary

Dated: April 12, 2002

APPENDIX A

MERCURY INTERACTIVE CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of May 24, 2000 and Amended by the Board on July 31, 2001 and February 12, 2002)

1.    Purpose.    The purpose of the Plan is to provide employees of Mercury Interactive Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of Mercury Interactive Corporation through accumulated payroll deductions. It is the intention of Mercury Interactive Corporation to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a)	“Board” means the Board of Directors of Mercury Interactive Corporation.

(b)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” means the Common Stock of Mercury Interactive Corporation.

(d)	“Company” means Mercury Interactive Corporation, a Delaware corporation and (where the context so requires), its Designated Subsidiaries.

(e)	“Compensation” means all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

(f)
“Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. As of the date of adoption of the Plan, the Designated Subsidiaries are Mercury Interactive (Israel) Ltd, Mercury Interactive (Europe) N.V., Mercury Interactive France S.A.R.L., Mercury Interactive GmbH, and Mercury Interactive (UK) Ltd. Additional Designated Subsidiaries, as added by the Board, shall be listed in Appendix I to the Plan.

(g)
“Employee” means any individual who is an employee of the Company or its Designated Subsidiary for purposes of U.S. income tax withholding under the Code whose customary employment is at least twenty (20) hours per week and more than five months in any calendar year (including Employees of a Designated Subsidiary who would, if subject to US. income tax, be an employee for such purposes). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)	“Exercise Date” means the date one day prior to the date 6 months from any Offering Date. [see 7/31/01 Board Amendment]

(i)	“Offering Date” means the first day of each Offering Period of the Plan. The first Offering Date under the Plan will be May 20, 1998.

(j)	“Offering Period” means a 6-month period beginning on the Offering Date and ending on the Exercise Date. [see 7/31/01 Board Amendment]

(k)	“Plan” means this 1998 Employee Stock Purchase Plan as amended and restated effective May 24, 2000.

(l)
“Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(m)	“Trading Day” means a day on which national stock exchanges and the Nasdaq National Market are open for trading.

3.    Eligibility.

(a)
Any Employee as defined in Section 2 who shall be employed by the Company on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented by consecutive 6-month Offering Periods with a new Offering Period commencing on February 16 and August 16 of each year; except that the initial Offering Period shall be short Offering Period commencing on May 20, 1998 and ending on August 14, 1998. (the “Initial Offering Period”). The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 19, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected. [see 7/31/01 Board Amendment]

5.    Participation.

(a)
An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office at least 10 business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. [see 2/8/01 Board Amendment]

(b)
Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6.    Payroll Deductions.

(a)
At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding 15% nor less than one percent of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed 15% of his or her aggregate Compensation during said Offering Period.

(b)
All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)
A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease (but not increase) the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a decrease in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any one month. The change in rate shall be effective 15 days following the Company’s receipt of the new authorization or such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 10.

(d)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to zero percent by the Administrator at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(e)
At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the dispositions, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.    Grant of Option.

(a)
Subject to Sections 7(c) and 7(d) below, on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of each option during each Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and each option shall expire at midnight on the last day of the applicable Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b)
Subject to Sections 7(c) and 7(d) below, the option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the Nasdaq National Market, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Offering Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.

(c)
Notwithstanding Sections 7(a) and 7(b) above, (i) each eligible Employee participating in the Initial Offering Period shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to the Exercise Date and retained in the Participant’s account as of the Exercise Date by 85% of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during the Initial Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof and (ii) the option price per share of the shares offered in the Initial Offering Period shall be 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date.

(d)
Notwithstanding anything to the contrary contained herein, in the event that during any Offering Period the accounting rules relating to noncompensatory treatment of employee stock purchase plans under section 423 of the Code change so as to require, in the written opinion of the Company’s independent public accountants, that the Company recognize a compensatory charge to earnings with respect to options granted during such Offering Period, the Board may, in its discretion, take any steps necessary to reduce or eliminate such charge to earnings. Such steps may include (without limitation) (i) amending the Plan to provide that the Exercise Price for any Offering Period (including the current Offering Period) shall be equal to 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date only or (ii) immediately terminating the Offering Period and returning all payroll deductions withheld to participants prior to the Exercise Date. The Board will advise participants of any accounting-related amendment that affects pricing no less than 5 business days prior to the Exercise Date of the affected Offering Period. No prior notice will be required in the event of an accounting-related termination of the Offering Period provided that payroll deductions are returned to the participant as promptly as practicable after the termination.

8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any amount remaining in the participant’s account after an Exercise Date shall be held in the account until the Exercise Date of the next Offering Period, unless the Offering Period has been oversubscribed or the Plan has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery.    As promptly as practicable after the Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant’s account for the next Offering Period. [see 7/31/01 Board Amendment]

10.    Withdrawal; Termination of Employment.

(a)
A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)
Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant’s remaining option or options will be automatically terminated.

(c)
In the event an Employee fails to remain an Employee of the Company for at least 20 hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining option or options terminated.

(d)
A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws.

11.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

12.    Stock.

(a)
Subject to Section 18 of the Plan, the maximum number of Shares reserved and available for issuance pursuant to the Plan is 2,000,000. If any Shares that have been optioned under the Plan cease to be subject to an option (other than through exercise of the option), or if any option granted hereunder is forfeited, the Shares that were subject to such option shall again be available for distribution in connection with future grants under the Plan. Notwithstanding the previous sentence, if Shares subject to an option are used for tax withholding, only the net number of Shares issued to the participant in the transaction shall be considered to be “issued” under the Plan, and the remaining Shares that were subject to such option shall again be available for distribution in connection with future option grants under the Plan.

If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Board shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable or, subject to the restrictions of Section 423 of the Code, take such other steps to reallocate Shares as it determines shall be equitable. The Company shall give written notice of such reduction or reallocation to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.    Administration.    The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan.

14.    Designation of Beneficiary.

(a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to an Exercise Date.

(b)
Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of any conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least 5 business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.    Amendment or Termination.

(a)
The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 7(c) and Section 18, no such termination can affect options previously granted, provided that the Plan may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of The Company and its stockholders. Except as provided in Section 7(c) and Section 18 no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices or other communications by the Company to a participant under or in connection with the Plan shall be deemed to have been duly given when mailed to the participant at the last address provided by the participant to the Company.

21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.    Term of Plan.    The Plan shall become effective on May 20, 1998 and terminate on August 16, 2008 unless sooner terminated under Section 19.

EXHIBIT A

MERCURY INTERACTIVE CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

☐ Original Application	Offering Date:

☐    Decrease in Payroll Deduction Rate

☐    Change of Beneficiary

1.
________________________ hereby elects to participate in the Mercury Interactive Corporation 1998 Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of       % of my Compensation on each payday (not to be less than one percent and not to exceed 15%) during the Offering Period in accordance with the Stock Purchase Plan. (Please note that no fractional percentages are permitted). Such deductions are to continue for succeeding Offering Periods under the Stock Purchase Plan until I give written instructions for a decrease in or termination of such deductions.

3.
I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose and any amounts not used to purchase shares will be applied to the next Offering Period.

4.	Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

5.
I acknowledge that, under the Internal Revenue Code, there are special tax “holding period” rules that govern the tax consequences of buying and selling shares under the Stock Purchase Plan. I understand that if I dispose of shares purchased under the Plan within two years of the Offering Date (i.e., the first day of the Offering Period) or within one year of the Exercise Date (i.e., the date the shares are purchased), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount in excess of that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

I further understand that if I hold the shares for both the two-year and one-year holding periods described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in an amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Offering Date or (2) the difference between my purchase price and the actual sale price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

6.
I have received a copy of the Company’s most recent prospectus which describes the Stock Purchase Plan and a copy of the complete “Mercury Interactive Corporation 1998 Employee Stock Purchase Plan.” I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

7.	I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

Name (Please print):
(First)	(Middle)	(Last)

Relationship

(Address)

Name (Please print):
(First)	(Middle)	(Last)

Relationship

(Address)

Name (Please print):
(First)	(Middle)	(Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B

MERCURY INTERACTIVE CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Mercury Interactive Corporation 1998 Employee Stock Purchase Plan which began on                         , 200   (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her remaining option or options for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Na	me and Address of Participant

Sig	nature

Da	te:

EXHIBIT C

MERCURY INTERACTIVE CORPORATION

1998 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF SALE OR OTHER DISPOSITION

To:	Mercury Interactive Corporation

Attn:

This notice is to inform the Company of sales or other dispositions of stock acquired under the 1998 Employee Stock Purchase Plan, so that the Company can fulfill its tax reporting obligations. This form must be completed and submitted to the Company whenever you sell stock acquired under the Plan, even if you no longer are employed by the Company. If you need assistance in completing this form, contact the Human Resources Department.

1.	Employee Name:

2.	Number of Shares Sold or Disposed of:

3.	Date(s) these Shares were purchased under the Plan:

4.	Date of Sale or other Disposition:

5.	Type of Disposition: Sale ____ Gift ____ Other (describe)

6.	Stock Price per Share at Sale or Disposition: $

7.	Amount Received on Sale or Disposition: $

Employee Signature

APPENDIX I TO THE

1998 EMPLOYEE STOCK PURCHASE PLAN

“Designated Subsidiaries”
of Mercury Interactive Corporation as Approved by the Board as of November 6, 2001:

Mercury Interactive (Australia) Pty Ltd., organized under laws of Australia

Mercury Interactive Canada Inc., organized under the laws of Canada

M²SP – Mercury MSP Corporation, incorporated under the laws of Delaware

Mercury Interactive Aps, organized under the laws of Denmark

Mercury Interactive Oy, organized under the laws of Finland

Mercury Interactive France SARL, organized under the laws of France

Mercury Interactive Germany GmbH, organized under the laws of Germany

Mercury Interactive (Hong Kong) Limited, organized under the laws of Hong Kong

Mercury Interactive (Israel) Limited, organized under the laws of Israel

Mercury Interactive Srl, organized under the laws of Italy

Mercury Interactive Japan K.K., organized under the laws of Japan

Mercury Interactive (Korea) Co. Ltd., organized under the laws of Korea

Mercury Interactive B.V., organized under the laws of the Netherlands

Mercury Interactive (Europe) B.V., organized under the laws of the Netherlands

Mercury Interactive (Singapore) Pte Ltd., organized under the laws of Singapore

Mercury Interactive SA (Pty) Ltd., organized under the laws of South Africa

Mercury Interactive Spain, organized under the laws of Spain

Mercury Interactive Nordic AB, organized under the laws of Sweden

Mercury Interactive Switzerland, organized under the laws of Switzerland

Mercury Interactive (UK) Limited, organized under the laws of the United Kingdom

Freshwater Software, Inc., incorporated under the laws of California

Amendments to the Mercury Interactive Corporation 1998 Employee Stock Purchase Plan
(as approved by the Board of Directors on February 8, 2001)

Effective as of February 8, 2001, the Board of Directors of Mercury Interactive Corporation approved the following amendment to paragraph 5(a) of the 1998 Employee Stock Purchase Plan:

RESOLVED: That employees of this Corporation shall be allowed to file a completed subscription agreement with the Company on or before one business day prior to the applicable Offering Date.

Amendments to the Mercury Interactive Corporation 1998 Employee Stock Purchase Plan
(as approved by the Board of Directors on July 31, 2001)

Effective as of July 31, 2001, the Board of Directors of Mercury Interactive Corporation approved the following amendments to the 1998 Employee Stock Purchase Plan (the “Plan”), in order to change the Offering Periods from 6 months to 24 months as permitted by Section 4 of the Plan:

Paragraph 2.    Definitions.    The following sub-paragraphs of Section 2 are hereby amended and replaced in their entirety with the following:

“(h)	“Exercise Date” means the date one day prior to the date 6 months, 12 months, 18 months or 24 months after the Offering Date on each Offering Period.”

“(j)	“Offering Period” means a period of 24 months consisting of four 6-month Exercise Periods during which options granted pursuant to the Plan may be exercised.”

The following definition is hereby inserted as sub-paragraph (n) of Section 2:

“(n)	“Exercise Period” means a period commencing on an Offering Date on the day after an Exercise Date and terminating one day prior to the date 6 months later.”

Paragraph 4.    Offering Periods.    Paragraph 4 is hereby amended and replaced in its entirety with the following:

“4.
Offering Periods.    The Plan shall be implemented by overlapping 24-month Offering Periods with a new Offering Period commencing on February 16 and August 16 of each year. The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 19, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 10 days prior to the scheduled beginning of the first Offering Period to be affected. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. For these purposes, the automatic transfer to a “Low Price Offering Period” described above shall not be a change in the duration of the Offering Period.”

Paragraph 9.    Delivery.    Paragraph 9 is hereby amended and replaced in its entirety with the following:

“9.
Delivery.    As promptly as practicable after the Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant’s account for the next Exercise Period.”

MERCURY INTERACTIVE CORPORATION

2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Mercury Interactive Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2002, and hereby appoints Amnon Landan, Douglas P. Smith and Susan J. Skaer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Mercury Interactive Corporation to be held on May 15, 2002, at 10:00 a.m. local time, at Mercury Interactive’s corporate offices at 1325 Borregas Avenue, Sunnyvale, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL TWO, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be signed on reverse side)

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Please mark your vote as indicated  ☒

1.
To elect five (5) directors of Mercury Interactive for the ensuing year and until their successors are elected: (1) Amnon Landan; (2) Kenneth Klein; (3) Igal Kohavi; (4) Yair Shamir; and (5) Giora Yaron.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

2.
To ratify and approve the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares reserved by an additional 500,000 shares of common stock for issuance under the 1998 Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Mercury Interactive for the year ending December 31, 2002.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Signatures(s):	Date:

Note: This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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